EXHIBIT F-2

                       Public Service Company of Colorado
                             1225 Seventeenth Street
                             Denver, Colorado 80202


                                 August 11, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                           Re:      New Century Energies, Inc.
                                    Form U-1 Application-Declaration
                                    (File No. 70-8787)

Dear Sirs:

     I refer to the Form U-1 Application-Declaration, as amended (the "Application"), under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") by New Century Energies, Inc. ("NCE"), a Delaware corporation. Capitalized terms used in this letter without definition have the meanings ascribed to such terms in the Application.

     The Application sought authorization and approval for a number of transactions, including:

          (i) the acquisition by NCE of all of the issued and outstanding common stock of Public Service Company of Colorado ("PSCo") by means of the merger of PSCo and PSCo Merger Corp., of Southwestern Public Service Company ("SPS") by means of the merger of SPS and SPS Merger Corp., of Cheyenne Light, Fuel and Power Company ("Cheyenne") by the declaration of a dividend of all the outstanding common stock of Cheyenne by PSCo to NCE, of PS Colorado Credit Corporation ("PSCCC") by declaration of a dividend of all PSCCC's outstanding common stock by PSCo to NCE and of West Gas Interstate, Inc. ("WGI") by the declaration of a dividend of all WGI's outstanding common stock by PSCo to NCE;

          (ii) the establishment by NCE of a new subsidiary, New Century Services, Inc. ("NC Services"), the Utility Service Agreement and the Non-Utility Service Agreement as

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     a basis for NC Services to comply with Section 13 of the Act and the
     Commission's rules thereunder;

          (iii) the establishment by NCE of a new subsidiary, NC Enterprises, Inc. ("NC Enterprises"), to serve as a holding company for certain of the NCE system's non-utility interests, and the acquisition by NC Enterprises of the stock and other voting equity of such non-utility interests including (a) certain subsidiaries of PSCo by the declaration of a dividend of their stock by PSCo to NCE and a subsequent capital contribution by NCE to NC Enterprises and (b) all the subsidiaries of SPS through the sale by SPS of all of their outstanding common stock to NC Enterprises in exchange for debt; and

          (iv) the issuance of NCE Common Stock to the shareholders of PSCo and SPS in connection with the mergers described in clause (i) above

((i) through (iv) collectively, the "Transactions").

     I have acted as counsel for NCE and PSCo in connection with the Application and, as such counsel, I am familiar with the corporate proceedings taken by NCE, PSCo, PSCo Merger Corp., NC Services and NC Enterprises in connection with the Transactions as described in the Application.

     I am familiar with or have reviewed those corporate records of NCE, PSCo, PSCo Merger Corp., NC Services and NC Enterprises, certificates of public officials, certificates of officers and representatives of NCE, PSCo, PSCo Merger Corp., NC Services and NC Enterprises, and other documents as I have deemed necessary to examine as a basis for the opinions hereinafter expressed. In such review, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon certificates of officers of NCE, PSCo, PSCo Merger Corp., NC Services and NC Enterprises and other appropriate persons and statements contained in the Application and the exhibits thereto.

     Based upon the foregoing and having regard to legal considerations which I deem relevant, I am of the opinion that:

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          1. The laws of the states of Colorado and Wyoming applicable to the proposed Transactions will have been complied with.

          2. Each of NCE, NC Services and NC Enterprises is validly organized and duly existing under the laws of the State of Delaware; PSCo is validly organized and duly existing under the laws of the State of Colorado; Cheyenne is validly organized and duly existing under the laws of the State of Wyoming; PSCo Merger Corp. wasfollowing the validly organized and duly existing under the laws of the State of Colorado and has been merged into PSCo; and each non-utility company whose securities were acquired by NCE or NC Enterprises from PSCo or its subsidiaries is validly organized and duly existing under the laws of the respective state of incorporation.

          3. The shares of NCE Common Stock issued in connection with the proposed Transactions have been validly issued and are fully paid and nonassessable, and the holders thereof are entitled to the rights and privileges appertaining thereto set forth in the Restated Certificate of Incorporation of NCE. The shares of common stock of PSCo issued to NCE in connection with the merger of PSCo Merger Corp. with and into PSCo have been validly issued and are fully paid and nonassessable, and NCE, as the holder thereof, is entitled to the rights and privileges appertaining thereto set forth in the Certificate of Incorporation of PSCo. The shares of common stock of NC Enterprises and NC Services issued to NCE in connection with the establishment of NC Enterprises and NC Services as subsidiaries of NCE, respectively, have been validly issued and are fully paid and nonassessable, and NCE, as the holder thereof, is entitled to the rights and privileges appertaining thereto set forth in the instrument of incorporation of each of NC Enterprises and NC Services. The shares of common stock acquired by NC Enterprises from PSCo or its subsidiaries as a holding company for certain non-utility subsidiary companies of the NCE System have been validly issued and are fully paid and nonassessable, and NC Enterprises or NCE, as the case may be, as the respective holders thereof, are entitled to the rights and privileges appertaining thereto set forth in the respective charters and other governing documents of such companies.

          4. NCE has legally acquired (a) the shares of common stock of PSCo that were issued to NCE in connection


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     with the merger of PSCo Merger Corp. with and into PSCo, (b) the shares of common stock of Cheyenne by means of a dividend by PSCo of all of the stock of Cheyenne to NCE, (c) the shares of stock of West Gas Interstate, Inc. by means of a dividend by PSCo of all of its stock to NCE, and (d) the shares of NC Enterprises and NC Services that were issued to NCE in connection with the organization of NC Enterprises and NC Services, as the case may be. NC Enterprises has legally acquired the shares of stock of the subsidiary companies of PSCo or its subsidiaries for which it will serve as a holding company.

          5. The consummation of the proposed Transactions will not violate the legal rights of the holders of any securities issued by NCE, NC Services, NC Enterprises, or PSCo or its subsidiaries.

          6. The Transactions have been carried out in accordance with the Application.

     I have acted as counsel for NCE and PSCo in connection with the Application and, accordingly, this opinion is limited to actions taken by NCE, PSCo (and its subsidiaries prior to the Transactions), PSCo Merger Corp., NC Services, and NC Enterprises in connection with the Transactions as described in the Application. With respect to compliance with all other applicable state laws, the corporate proceedings of any other parties to the Transactions, including the issuance, sale, or acquisition of securities by such parties, or the absence of the violation of the legal rights of the holders of securities of such parties, I refer tot he opinion of Cahill Gordon & Reindel filed concurrently herewith.

     I hereby consent to the use of this opinion as an exhibit to the Application.

                                            Very truly yours,



                                            Patricia T. Smith